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Exhibit 23.7

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of the reference to Netherland, Sewell & Associates, Inc. in the Annual Report on Form 10-K for the year ended December 31, 2003 of Patina Oil & Gas Corporation and its subsidiaries, filed with the Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ FREDERIC D. SEWELL Frederic D. Sewell Chairman and Chief Executive Officer

Dallas, Texas
January 24, 2005

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  Exhibit 23.7